Exhibit 99.1

Ixia Announces Fourth Quarter and Fiscal Year 2011 Results

CALABASAS, CA, February 2, 2012 — Ixia (Nasdaq:XXIA) today reported its financial results for the fourth quarter and year ended December 31, 2011.

Total revenue for the 2011 fourth quarter was a record $83.7 million, compared with $77.8 million reported for the 2010 fourth quarter and $77.3 million reported for the 2011 third quarter. Total revenue for the fiscal year 2011 was $308.4 million, an increase of 11 percent compared with $276.8 million reported for fiscal year 2010.

On a GAAP basis, the company recorded net income for the 2011 fourth quarter of $8.9 million, or $0.12 per diluted share, compared with net income of $5.8 million, or $0.08 per diluted share, for the 2010 fourth quarter. The company recorded GAAP net income for fiscal year 2011 of $22.9 million or $0.32 per diluted share, compared with $11.2 million, or $0.17 per diluted share, for fiscal year 2010.

Non-GAAP net income for the 2011 fourth quarter was $13.7 million, or $0.18 per diluted share, compared with non-GAAP net income of $13.2 million, or $0.18 per diluted share, for the 2010 fourth quarter. The company recorded non-GAAP net income for fiscal year 2011 of $43.8 million, or $0.59 per diluted share, compared with $33.1 million, or $0.49 per diluted share, for fiscal year 2010.

Additional non-GAAP information and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures for the 2011 and 2010 fourth quarters and fiscal years may be found in the attached financial tables.

“Record revenue and bookings led a strong fourth quarter and finish to 2011,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “Accelerated demand for our 10G and high-speed Ethernet solutions drove growth in the quarter along with higher than expected sales of LTE and Wi-Fi testing solutions. We saw especially strong demand from equipment manufacturers and from customers in North America.

“The competitive pressure placed on equipment manufacturers, service providers and enterprises to satisfy the ever-changing, ever-increasing quality requirements of end users will continue to expand new network technologies and deployments and should increase the demand for our products,” continued Mr. Bhatnagar. “Looking ahead, we are encouraged by the opportunities we see in 2012. Our end-to-end testing and simulation solutions across IP, LTE and Wi-Fi networks address key global trends, including mobile Internet, rich-media applications and next generation network upgrades.”

Ixia ended the fourth quarter with approximately $385 million in cash and investments, compared with $367 million at September 30, 2011.

Conference Call and Webcast Information

Ixia will host a conference call today, at 5:00 p.m., Eastern time, for analysts and investors to discuss its 2011 fourth quarter and fiscal year results and its business outlook for the 2012 first quarter. Open to the public, investors may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP interest income and other, net, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, stock-based compensation expenses, acquisition and other related costs, the amortization of acquisition-related intangible assets, restructuring expenses, certain inventory adjustments, and the related income tax effects of these items, as well as the income tax impacts of the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in the attached financial tables.

About Ixia

Ixia provides the industry’s most comprehensive converged IP services testing solution – from the wireless edge to the Internet core. Network equipment manufacturers, service providers, enterprises and government agencies use Ixia’s industry-leading test and simulation platforms to design and validate a broad range of wired, Wi-Fi and 3G/LTE networking equipment and networks. Ixia’s solutions create real-world conditions by emulating a full range of high-scaling networking protocols and generating media-rich application traffic to validate performance, conformance and security of cloud, core, data center, wireless and multiplay networks. For more information, visit www.ixiacom.com.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding growth, profitability, financial performance and future business. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products and war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain or impact the delivery of our products. Such factors also include the risk that the anticipated benefits of our acquisition of VeriWave will not be realized, as well as the factors identified in our Annual Report on Form 10-K for the year ended December 31, 2010, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Investor Relations

Maria Riley 415-217-7722

or

Tom Miller, Chief Financial Officer

Dir: 818-444-2325

tmiller@ixiacom.com

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$42,729	$76,082
Short-term investments in marketable securities	156,684	151,696
Accounts receivable, net	65,357	67,838
Inventories	27,239	28,965
Prepaid expenses and other current assets	12,700	12,647

Total current assets	304,709	337,228

Investments in marketable securities	185,608	111,440
Property and equipment, net	25,060	22,745
Intangible assets, net	46,028	52,778
Goodwill	66,429	59,384
Other assets	6,633	6,308

Total assets	$634,467	$589,883

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,005	$9,924
Accrued expenses	28,201	33,778
Deferred revenues	40,963	37,505
Income taxes payable	895	1,648

Total current liabilities	75,064	82,855

Deferred revenues	10,092	9,170
Other liabilities	5,849	6,378
Convertible senior notes	200,000	200,000

Total liabilities	291,005	298,403

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at December 31, 2011 and December 31, 2010; 70,240 and 67,613 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively	132,330	115,590
Additional paid-in capital	145,840	133,249
Retained earnings	63,062	40,187
Accumulated other comprehensive income	2,230	2,454

Total shareholders’ equity	343,462	291,480

Total liabilities and shareholders’ equity	$634,467	$589,883

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Products	$67,689	$63,746	$249,670	$227,880
Services	15,962	14,034	58,686	48,935

Total revenues	83,651	77,780	308,356	276,815

Costs and operating expenses:(1)
Cost of revenues – products	15,602	14,929	56,801	54,378
Cost of revenues – services	1,838	1,766	6,520	6,327
Research and development	19,105	18,165	75,101	72,488
Sales and marketing	22,486	22,000	87,011	79,986
General and administrative	8,656	9,475	34,548	35,142
Amortization of intangible assets	4,262	3,869	15,980	17,545
Acquisition and other related	249	—	1,100	2,991
Restructuring	—	—	—	3,587

Total costs and operating expenses	72,198	70,204	277,061	272,444

Income from operations	11,453	7,576	31,295	4,371
Interest income and other, net	246	1,296	2,059	10,970
Interest expense	(1,800)	(480)	(7,200)	(480)

Income before income taxes	9,899	8,392	26,154	14,861
Income tax expense	1,035	2,566	3,279	3,653

Net income	$8,864	$5,826	$22,875	$11,208

Earnings per share:
Basic	$0.13	$0.09	$0.33	$0.17
Diluted	$0.12	$0.08	$0.32	$0.17

Weighted average number of common and common equivalent shares outstanding:
Basic	70,012	66,974	69,231	65,157
Diluted	71,821	70,392	71,664	67,769

(1) Stock-based compensation included in:
Cost of revenues – products	$73	$153	$402	$524
Cost of revenues – services	28	58	153	198
Research and development	912	1,447	4,286	5,195
Sales and marketing	750	1,089	3,296	3,592
General and administrative	840	938	4,454	3,406

IXIA

Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures

(in thousands, except percentages and per share data)

(unaudited)

	Three months ended December 31,
	2011		2010
	Amount ($)	% Total Revenues	Amount ($)	% Total Revenues
Total revenues	$83,651	100%	$77,780	100%

Total cost of revenues – GAAP	$17,440	20.8%	$16,695	21.5%
Stock-based compensation(a)	(101)	-0.1%	(211)	-0.3%

Total cost of revenues – Non-GAAP	$17,339	20.7%	$16,484	21.2%

Operating expenses – GAAP	$54,758	65.5%	$53,509	68.8%
Amortization of intangible assets(b)	(4,262)	-5.1%	(3,869)	-5.0%
Acquisition and other related(c)	(249)	-0.3%	—	—%
Stock-based compensation(a)	(2,502)	-3.0%	(3,474)	-4.5%
Legal and contract settlements(d)	—	—%	(1,275)	-1.6%

Operating expenses – Non-GAAP	$47,745	57.1%	$44,891	57.7%

Operating margin – GAAP	$11,453	13.7%	$7,576	9.7%
Amortization of intangible assets(b)	4,262	5.1%	3,869	5.0%
Acquisition and other related(c)	249	0.3%	—	—%
Stock-based compensation(a)	2,603	3.1%	3,685	4.8%
Legal and contract settlements(d)	—	—%	1,275	1.6%

Operating margin – Non-GAAP	$18,567	22.2%	$16,405	21.1%

Interest income and other, net – GAAP	$246	0.3%	$1,296	1.7%
Auction rate securities and other settlements(e)	—	—%	(1,618)	-2.1%

Interest income and other, net – Non-GAAP	$246	0.3%	$(322)	-0.4%

Income tax expense – GAAP	$1,035	1.2%	$2,566	3.3%
Effect of reconciling items(f)	2,237	2.7%	(137)	-0.2%

Income tax expense – Non-GAAP	$3,272	3.9%	$2,429	3.1%

Net income – GAAP	$8,864	10.6%	$5,826	7.5%
Effect of reconciling items(g)	4,877	5.8%	7,348	9.4%

Net income – Non-GAAP	$13,741	16.4%	$13,174	16.9%

Diluted earnings per share – GAAP	$0.12		$0.08
Effect of reconciling items(h)(i)	0.06		0.10

Diluted earnings per share – Non-GAAP	$0.18		$0.18

(a)

This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)

This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line and our recent acquisition of VeriWave, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009, Agilent Technologies’ N2X Data Network Testing Product Line in October 2009, and VeriWave, Inc. in July 2011, or any other acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting and tax services, integration related consulting fees, certain employee costs, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents estimated and actual legal settlements recorded in the fourth quarter of 2010 that are not directly attributable to the underlying performance of our business operations. We believe that by excluding these costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item represents proceeds received during the fourth quarter of 2010 for the sale of certain of our auction rate securities that were previously written-off. As these proceeds are not directly attributable to the underlying performance of our business operations, we believe that by excluding these proceeds, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e) as well as changes in the valuation allowance relating to the company’s deferred tax assets.
(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (f).
(h)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (f), on a diluted per share basis.
(i)	This reconciling item for the non-GAAP diluted earnings per share calculation includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.

IXIA

Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures

(in thousands, except percentages and per share data)

(unaudited)

	Year ended December 31,
	2011		2010
	Amount ($)	% Total Revenues	Amount ($)	% Total Revenues
Total revenues	$308,356	100%	$276,815	100%

Total cost of revenues – GAAP	$63,321	20.5%	$60,705	21.9%
Stock-based compensation(a)	(555)	-0.1%	(722)	-0.2%

Total cost of revenues – Non-GAAP	$62,766	20.4%	$59,983	21.7%

Operating expenses – GAAP	$213,740	69.3%	$211,739	76.5%
Amortization of intangible assets(b)	(15,980)	-5.2%	(17,545)	-6.3%
Acquisition and other related(c)	(1,100)	-0.4%	(2,991)	-1.1%
Restructuring(d)	—	—%	(3,587)	-1.3%
Stock-based compensation(a)	(12,036)	-3.8%	(12,193)	-4.4%
Legal and contract settlements(e)	(900)	-0.3%	(1,275)	-0.5%

Operating expenses – Non-GAAP	$183,724	59.6%	$174,148	62.9%

Operating margin – GAAP	$31,295	10.1%	$4,371	1.6%
Amortization of intangible assets(b)	15,980	5.2%	17,545	6.3%
Acquisition and other related(c)	1,100	0.4%	2,991	1.1%
Restructuring(d)	—	—%	3,587	1.3%
Stock-based compensation(a)	12,591	4.1%	12,915	4.6%
Legal and contract settlements(e)	900	0.3%	1,275	0.5%

Operating margin – Non-GAAP	$61,866	20.1%	$42,684	15.4%

Interest income and other, net – GAAP	$2,059	0.7%	$10,970	4.0%
Auction rate securities and other settlements(f)	—	—%	(10,543)	-3.8%

Interest income and other, net – Non-GAAP	$2,059	0.7%	$427	0.2%

Income tax expense – GAAP	$3,279	1.1%	$3,653	1.3%
Effect of reconciling items(g)	9,667	3.1%	5,879	2.1%

Income tax expense – Non-GAAP	$12,946	4.2%	$9,532	3.4%

Net income – GAAP	$22,875	7.4%	$11,208	4.0%
Effect of reconciling items(h)	20,904	6.8%	21,891	8.0%

Net income – Non-GAAP	$43,779	14.2%	$33,099	12.0%

Diluted earnings per share – GAAP	$0.32		$0.17
Effect of reconciling items(i)(j)	0.27		0.32

Diluted earnings per share – Non-GAAP	$0.59		$0.49

(a)

This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)

This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line and our recent acquisition of VeriWave, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009, Agilent Technologies’ N2X Data Network Testing Product Line in October 2009, and VeriWave, Inc. in July 2011, or any other acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting and tax services, integration related consulting fees, certain employee costs, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs primarily associated with our restructuring plan announced during the first quarter of 2010 related to our acquisition of the N2X Data Network Testing Product Line. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as some facility-related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item represents a one-time charge of $900,000 incurred in the first quarter of 2011 to terminate and settle a development contract, and estimated and actual legal settlements recorded in the fourth quarter of 2010. We believe that these costs are not directly attributable to the underlying performance of our business operations, and that by excluding these costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item represents settlement proceeds during the first quarter of 2010 relating to claims asserted by us against our former investment manager for damages and losses relating to our investments in auction rate securities with an aggregate par value of $19.0 million, as well as proceeds received during the fourth quarter of 2010 for the sale of certain of our auction rate securities that were previously written-off. As the settlement proceeds are not directly attributable to the underlying performance of our business operations, we believe that by excluding these settlement proceeds, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (f) as well as changes in the valuation allowance relating to the company’s deferred tax assets.
(h)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f) and (g).
(i)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f) and (g), on a diluted per share basis.
(j)	This reconciling item for the non-GAAP diluted earnings per share calculation includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.